                                                               Exhibit 9(b)(iii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 29th day of April, 1994, by and among MFS(R) Variable Insurance Trust(sm), Century Life of America, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1996.

                                        CENTURY LIFE OF AMERICA
                                        By its authorized officer,


                                        By: /s/ Daniel E. Meylink
                                            ------------------------------------
                                        Title: President
                                        Date: March 11, 1996


                                        MFS(R) VARIABLE INSURANCE TRUST(SM)
                                        By its authorized officer,


                                        By: /s/ Stephen E. Cavan
                                            ------------------------------------
                                            Stephen E. Cavan
                                            Secretary
                                        Date: 2/2/96


                                        MASSACHUSETTS FINANCIAL SERVICES
                                        COMPANY
                                        By its authorized officer,


                                        By: /s/ Arnold D. Scott
                                            ------------------------------------
                                            Arnold D. Scott
                                            Senior Executive Vice President
                                        Date: 2/1/96

                                                               As of May 1, 1996

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

   Name of Separate Account and Date                                                      Portfolios
   Established by Board of Director         Policies Funded by Separate Account      Applicable to Policies
   ---------------------------------        -----------------------------------     ------------------------
   Century Variable Annuity Account               Variable Annuity file:            World Governments Series
             Est. 12/14/93                               33-73738                    Emerging Growth Series
                                                         811-6260

                   ~                                        ~                                   ~

       Century Variable Account                Variable Universal Life File:        World Governments Series
              Est. 8/16/83                               33-19718                    Emerging Growth Series

                   ~                                        ~                                   ~

Century Group Variable Annuity Account        Group Variable Annuity Offered        World Governments Series
             Est. 8/16/93                   Exclusively to Qualified Plans Not       Emerging Growth Series
                                         Registered in Reliance on Qualified Plan
                                          Exemption to Registration Requirements